Exhibit 99.1

Contact:	Ronald C. Albrecht, Chief Financial Officer
Innovative Solutions & Support, Inc.
610-646-0350

Innovative Solutions & Support, Inc. Announces First Quarter

Fiscal 2014Financial Results

Revenues Up 70% in First Three Months of Fiscal 2014

Exton, PA. — February 10, 2014 — Innovative Solutions & Support, Inc. (“IS&S”) (NASDAQ: ISSC) today announced its financial results for the first quarter of fiscal 2014 ended December 31, 2013.

For the first quarter, the Company reported revenue of $11.1 million, a 70 percent increase compared to first quarter fiscal 2013 revenues of $6.5 million. The Company reported first quarter 2014 net income of $1 million, or $0.06 per diluted share, compared to net income of $318,000, or $0.02 per diluted share, in the same quarter a year ago.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc., said, “Our performance in the first quarter continues our recent success in increasing both revenue and net income.  As we anticipated, gross margins grew sequentially from the 2013 fourth fiscal quarter because of the increase in production volumes.  Disciplined expense management contributed to our eighth consecutive profitable quarter.”

At December 31, 2013, the Company had $15.8 million of cash on hand, down slightly from cash of $16.4 million at the fiscal September 30, 2013 year end. Cash used in operating activities was $222,000 in the quarter. The Company remains debt-free.

Orders for the quarter were $7.0 million, and backlog at December 31, 2013 was $86.7 million.  The backlog includes work associated with a large contract with Delta Airlines which the Company expects to begin production deliveries this fiscal year.  Backlog excludes most of the potential future sole-source production orders from products in development under the Company’s EDCs, including the Eclipse 550, the Pilatus PC-24, and the KC-46A, all of which the Company expects to remain in production for a decade following completion of the development phases.  These sole source contracts will add to the production revenues from the existing backlog.

Shahram Askarpour, President of IS&S, added, “We are strengthening our production and engineering organizations to accommodate our higher level of activity.  In the first quarter, we achieved a step increase in both production and engineering.  We generated revenue growth of 42% from deliveries of our hardware and software products compared to the fourth quarter of fiscal 2013.  As our development projects enter their production phases, we anticipate that customers will order products at prices that will enable us to report gross margins consistent with those that we have earned historically.  As we complete these major EDCs, we expect to achieve a more balanced revenue mix that will create long-term value for our shareholders.”

Mr. Hedrick concluded, “Today, our customer base includes some of the world’s major aircraft owners and operators, and we continue to support them as we develop advanced technology products that improve the performance, reliability, and efficiency of increasingly sophisticated new and existing aircraft.  We have a growing portfolio of products that expands our market and confirms our confidence in our price-for-performance product strategy.  Our products are attracting interest in the commercial air transport, military and business jet markets, both domestically and internationally.  We anticipate that this increasing interest will result in new orders as we complete several of these EDCs.”

Business Outlook

For the fiscal year ending September 30, 2014, IS&S expects to increase sales, operating income, and net income compared to fiscal 2013 and to report its sixth consecutive profitable year, characterized by growing production volume resulting from its engineering investments. The Company expects margins to improve as new product developments enter their production phases. The Company will provide additional commentary during its earnings conference call.

Conference Call

The Company will be hosting a conference call February 11, 2014 at 10:00 AM EST to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 877-883-0383 and enter the PIN Number 9416078.  The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheet

(unaudited)

	December 31,	September 30,
	2013	2013
ASSETS
Current Assets
Cash and cash equivalents	$15,827,439	$16,386,207
Accounts receivable, net	4,759,853	4,489,434
Unbilled Receivables	7,314,710	6,539,442
Inventories	4,975,541	4,377,513
Deferred income taxes	2,297,334	2,002,679
Prepaid expenses and other current assets	513,274	642,210

Total current assets	35,688,151	34,437,485

Property and equipment, net	7,527,584	7,320,495
Non-current deferred income taxes	24,447	650,998
Other assets	231,981	221,533

Total Assets	$43,472,163	$42,630,511

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$2,288,971	$2,372,137
Accrued expenses	3,703,053	3,672,909
Deferred revenue	245,727	447,525

Total current liabilities	6,237,751	6,492,571

Deferred income taxes	132,401	132,202
Other liabilities	11,579	11,491

Total Liabilities	6,381,731	6,636,264

Commitments and contingencies	—	—

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at December 31, 2013 and September 30, 2013	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 18,644,893 and 18,632,328 issued at December 31, 2013 and September 30, 2013, respectively	18,645	18,632

Additional paid-in capital	49,968,147	49,880,571
Retained earnings	7,493,230	6,484,634
Treasury stock, at cost, 1,756,807 and 1,756,807 shares at December 31, 2013 and September 30, 2013, respectively	(20,389,590)	(20,389,590)

Total Shareholders’ Equity	37,090,432	35,994,247

Total Liabilities and Shareholders’ Equity	$43,472,163	$42,630,511

Innovative Solutions and Support, Inc.

Consolidated Statement of Income

(unaudited)

	Three months ended
	December 31,
	2013	2012

Net Sales	$11,105,811	$6,536,734

Cost of Sales	7,325,375	3,496,482

Gross Profit	3,780,436	3,040,252

Operating expenses:
Research and development	626,921	850,852
Selling, general and administrative	1,744,891	1,804,809
Total operating expenses	2,371,812	2,655,661

Operating income	1,408,624	384,591

Interest income	10,467	17,572
Other income	5,666	11,545

Income before income taxes	1,424,757	413,708

Income tax expense	416,161	96,119

Net income	$1,008,596	$317,589

Net income per common share
Basic	$0.06	$0.02
Diluted	$0.06	$0.02

Weighted Average Shares Outstanding
Basic	16,888,086	16,608,507
Diluted	17,094,346	16,608,513